UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2002

COMPUTER MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22755 (Commission File Number)	77-0458805 (IRS Employer Identification No.)

130-B Cremona Drive, Goleta, California (Address of principal executive offices)		93117 (Zip Code)

Registrant’s telephone number, including area code: (805) 685-3729

Item 5. Other Events
Item 7. Financial Statement and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 10.1

Item 5. Other Events

     On October 31, 2002, Computer Motion, Inc. (the “Company”) completed a private placement of its Series C Convertible Preferred Stock (the “Private Placement”) with various institutional and accredited investors (the “Purchasers”). On December 11, 2002, the Company entered into Amendment No. 1 to Series C Convertible Preferred Stock Purchase Agreement with the Purchasers (“Amendment No. 1”), whereby the parties agreed to eliminate the redemption premium in the event stockholder approval of the Private Placement is not obtained. In addition, the Company entered into an Agreement with the Purchasers regarding the Certificate of Designations Setting Forth the Preferences, Rights and Limitations of the Series C Convertible Preferred Stock (the “Agreement”), whereby the parties agreed to waive the conditioning of a reduction in the dividend rate to the receipt of stockholder approval of the Private Placement and instead fixed a date for such reduction at January 31, 2003.

     Copies of the Agreement and Amendment No. 1 are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively. The discussions contained in Exhibits 4.1 and 10.1 are qualified in their entirety by the provisions of the financing documents filed as exhibits to the Company’s Current Report on Form 8-K on November 4, 2002. Such provisions are incorporated by reference thereto.

Item 7. Financial Statement and Exhibits

(c)	Exhibits

4.1	Form of Agreement, dated December 11, 2002, by and among Computer Motion, Inc. and the investors signatory thereto.

10.1	Form of Amendment No. 1 to Series C Convertible Preferred Stock Purchase Agreement, dated December 11, 2002, by and among Computer Motion, Inc. and the investors signatory thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER MOTION, INC.

December 12, 2002	/s/ Robert W. Duggan Robert W. Duggan Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Agreement, dated December 11, 2002, by and among Computer Motion, Inc. and the investors signatory thereto.

10.1	Form of Amendment No. 1 to Series C Convertible Preferred Stock Purchase Agreement, dated December 11, 2002, by and among Computer Motion, Inc. and the investors signatory thereto.